Exhibit 32.1

Written Statement

Pursuant To

18 U.S.C. Section 1350

In connection with the Amendment to Quarterly Report of Red Robin Gourmet Burgers, Inc. (the “Company”) on Form 10-Q/A for the period ended July 11, 2004, as filed with the Securities and Exchange Commission on May 19, 2005 (the “Report”), the undersigned, Michael J. Snyder, Chief Executive Officer, and James P. McCloskey, Chief Financial Officer, of Red Robin Gourmet Burgers, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 that;

(i.)	the amendment to quarterly report on Form 10-Q/A for the period ended July 11, 2004 of the Company (the “Periodic Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii.)	the information contained in the periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 19, 2005

/s/ Michael J. Snyder
Michael J. Snyder
Chief Executive Officer

/s/ James P. McCloskey
James P. McCloskey
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.